Exhibit 10.1

EXECUTION COPY

CITADEL BROADCASTING CORPORATION

SEPARATION AGREEMENT AND GENERAL RELEASE

Separation Agreement and General Release (“Agreement”), by and among Jacquelyn J. Orr (the “Employee”) and Citadel Broadcasting Corporation (the “Company”).

1. Termination. The Employee acknowledges and agrees that the Employee’s employment with the Company will terminate by reason of the Employee’s resignation, effective January 31, 2011 (the “Termination Date”), and that effective as of the Termination Date, the Employee will not represent herself as being an employee, officer, agent or representative of the Company for any purpose. The Employee hereby resigns all of the Employee’s positions at the Company and its affiliates (and as a fiduciary of any benefit plan of the Company and its affiliates) as of the Termination Date, including without limitation, General Counsel, Vice President and Secretary of the Company. The Employee shall execute such additional documents as requested by the Company to acknowledge the foregoing resignation, so long as such documents do not go beyond evidencing that the Employee resigned from these positions, do not contain statements that are inconsistent with the provisions of this Agreement or are detrimental to the Employee and do not impose restrictive covenants on her. The Termination Date shall be the termination date of the Employee’s employment for purposes of active participation in and coverage under all benefit plans and programs sponsored by or through the Company Entities (as defined in paragraph 5 hereof), including, but not limited to, a Company retirement plan, if any, except that (i) participation in and coverage under the Company’s group medical, dental and vision plans for Employee and for Employee’s dependents shall continue on an uninterrupted basis through January 31, 2012 at no cost or expense to Employee and (ii) Employee may continue to participate in the Company’s group medical and dental plans after January 31, 2012 in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for the remainder of the COBRA continuation coverage period. For the sake clarity, the continuation of benefits after the Termination Date shall be co-extensive with the Employee’s right to continue coverage through COBRA and the Employer may modify these provisions to the minimum extent necessary to avoid penalties imposed on the Employer by applicable law; however, to the extent Employer makes any such modification and there is any incremental cost to Employee, the Company shall make Employee whole in some mutually agreed upon manner. From the period between the Effective Date and the Termination Date, the Company shall continue to pay the Employee’s base salary at the current rate and provide the Employee with the same employee benefits provided as of the Effective Date.

2. Cash Severance.

(a) Following the Effective Date (as defined in paragraph 16 hereof) and in exchange for the Employee’s waiver of claims against the Company and its affiliates and the Employee’s compliance with the other terms and conditions of this Agreement and Section 7 (other than Section 7(e)) of the Employment Agreement between the Company and the Employee, dated June 3, 2010 (the “Employment Agreement”), the Company agrees to pay to the Employee (i) a lump sum payment equal to $550,000 on December 31, 2010 and (ii) a lump sum payment equal to $200,000 in full satisfaction of the Employee’s 2010 Annual Bonus (as defined in the Employment Agreement) on the Termination Date.

3. Accrued Obligations; Other Obligations. Within thirty (30) days following the Termination Date (or such earlier time as may be required by applicable law), the Employee shall be paid for accrued, unused vacation days, plus any accrued but unpaid base salary and any unreimbursed business expenses entitled to reimbursement, all in accordance with the Company’s policies. In addition, the Employee shall retain the Employee’s right to all other payments and benefits to which the Employee is entitled under the Company’s employee benefit plans (other than severance or termination benefits) in accordance with the terms and conditions thereof and applicable law. In addition, notwithstanding anything herein to the contrary, following the Termination Date, Section 11 (Indemnification) and Section 12 (Attorney’s Fees) of the Employment Agreement shall remain in effect in accordance with their terms, and in no event shall the Employee be deemed to have released any claims under such Sections of the Employment Agreement (or under any related policy of insurance) by reason of her executing this Agreement or giving the release of claims set forth herein. The Employee shall be entitled to the payments and benefits described in this paragraph 3 regardless of whether the Employee executes this Agreement. In addition, Section 12 (Attorney’s Fees) of the Employment Agreement shall continue to apply with respect to any failure of the Company to provide the Employee with the compensation and benefits contemplated by this Agreement.

4. No Other Compensation. The Employee acknowledges and agrees that the payments and other benefits provided pursuant to this Agreement are in full discharge of any and all liabilities and obligations of the Company to the Employee, monetarily or with respect to employee benefits or otherwise, including, but not limited to, any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of the Company and/or any alleged understanding or arrangement between the Employee and the Company.

5. Mutual Release.

(a) General Release by Employee. In consideration for the payments and benefits to be provided to the Employee pursuant to this Agreement and upon receipt thereof, the Employee, for the Employee and for the Employee’s heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the Company and its past, present and future parent entities, shareholders, subsidiaries, divisions, affiliates and related business entities, successors and assigns, assets, employee benefit plans or funds, and any of its or their respective past, present and/or future directors, managers, officers, fiduciaries, attorneys, agents, trustees, administrators, employees and assigns, with respect to their conduct when acting on behalf of the Company or in their individual capacities (collectively, the “Company Entities”) from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which the Employee ever had, now has, or may have against any of the Company Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter up to and including the date on which the Employee signs this Agreement. The Company Entities are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Company Entities hereunder.

(b) Scope of Release. Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Company Entities arising out of the Employee’s employment and/or the Employee’s separation from that employment, including, but not limited to: (i) any claim under the Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; (ii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of the Employee’s employment, the terms and conditions of such employment, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, including, but not limited to, breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iii) any claim for attorneys’ fees, costs, disbursements and/or the like. Nothing in this Agreement shall be a waiver of (x) claims that may arise after the date on which the Employee signs this Agreement, (y) claims that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding, subject to paragraph 5(c) below and (z) claims with respect to the enforcement of this Agreement.

(c) Complete Bar of Claims. The Employee acknowledges and agrees that by virtue of the foregoing, the Employee has waived all relief available to the Employee (including, without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this paragraph 5. Therefore, the Employee agrees that the Employee will not seek or accept any award or settlement from any source or proceeding (including, but not limited to, any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement.

(d) General Release by Company Entities. For good and valuable consideration provided by Employee pursuant to this Agreement and in compromising to reach the terms of this Agreement, the Company, on its own behalf and on behalf of all of the Company Entities, forever release and discharge the Employee, Employee’s heirs, executors, administrators, trustees, legal representatives and assigns from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which the Company Entities ever had, now has, or may have against the Employee, Employee’s heirs, executors, administrators, trustees, legal representatives and assigns by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter up to and including the date on which the Company signs this Agreement; provided that the Company shall not be deemed to have waived or released claims related to fraud or criminal misconduct by the Employee.

(e) Supplemental Release. The Employee acknowledges and agrees that she will execute and deliver to the Company a supplemental release, the contents of which will be the same as this Section 5 (exclusive of this paragraph (e)) as of the Termination Date (except that such supplemental release shall be updated to reflect the then-current date), so long as the Company, at the request of the Employee, similarly executes and delivers a supplemental release, the contents of which will be the same as this Section 5 (as so updated).

6. Continuing Effect. The Employee acknowledges and agrees that the provisions of Section 7 of the Employment Agreement, (other than Section 7(e)) shall continue in effect in accordance with their terms through the Termination Date.

7. Return of Company Property. In addition to the covenants set forth in paragraph 6, the Employee represents that the Employee has returned or will return as of the Termination Date all property belonging to the Company or its affiliates (including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company). The Employee may retain the Employee’s rolodex and similar address books, provided that such items only include contact information.

8. Mutual Non-Disparagement. In addition to the covenants referenced in paragraph 8, the Employee agrees not to make negative public comments or otherwise disparage the Company or its officers, directors, employees, shareholders, agents or products, in any manner likely to be harmful to them or their business, business reputation or personal reputation. Similarly, the Company agrees that its executive officers and the members of the board of directors of the Company, in each case, will not, while employed by the Company or serving as a director of the Company, as the case may be, make negative public comments about the Employee or otherwise disparage the Employee in any manner likely to be harmful to Employee or the Employee’s business or personal reputation. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), and the foregoing limitation on the Company’s executives and directors, as applicable, shall not be violated by statements that they in good faith believe are necessary or appropriate to make in connection with performing their duties and obligations to the Company.

9. No Assignments; Binding Effect. Except as provided in this paragraph 11, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company. As used in this Agreement, the term “Company” shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors and administrators (including the Employee’s estate, in the event of the Employee’s death), and their respective permitted successors and assigns.

10. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) on a business day during regular business hours of the recipient (or, if not, on the next succeeding business day) or one business day after sent by reputable overnight express courier (charges prepaid). Such notices, demands and other communications shall be addressed to the Employee at her last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention Chairman of the Board of Directors, or to such other address as either party may specify by notice to the other actually received.

11. Governing Law; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties agrees that any dispute between the parties shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties hereto irrevocably and unconditionally (a) submits in any proceeding relating to this Agreement or the Employee’s employment by the Company or any affiliate, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consents that any such Proceeding may and shall be brought in such courts and waives any objection that the Employee or the Company may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) waives all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Employee’s employment by the Company or any affiliate of the Company, or the Employee’s or the Company’s performance under, or the enforcement of, this Agreement, (d) agrees that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at the Employee’s or the Company’s address as provided in paragraph 12 hereof, and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

12. Entire Agreement. The Employee understands that, effective as of the Effective Date, this Agreement constitutes the complete understanding between the Company and the Employee, and, except as specifically provided herein, supersedes any and all agreements, understandings, and discussions, whether written or oral, between the Employee and any of the Company Entities, including, without limitation, the Employment Agreement, other than with respect to Sections 7 (other than Section 7(e)), 11 and 12 thereof. No other promises or agreements shall be binding unless in writing and signed by both the Company and the Employee after the Effective Date of this Agreement.

13. Miscellaneous. This Agreement is not intended, and shall not be construed, as an admission that any of the Company Entities has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against the Employee. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14. Tax Matters.

(a) Tax Withholding. The Company may withhold from any and all amounts payable under this Agreement such federal, state, local or foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

(b) Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement either comply with Code Section 409A or be exempt from the application of Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Employee and the Company of the applicable provision without violating the provisions of Code Section 409A.

15. Employee Acknowledgements. The Employee acknowledges that the Employee: (a) has carefully read this Agreement in its entirety; (b) has had an opportunity to consider this Agreement for at least twenty-one (21) days; (c) is hereby advised by the Company in writing to consult with an attorney of the Employee’s choice in connection with this Agreement; (d) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with the Employee’s independent legal counsel, or has had a reasonable opportunity to do so; (e) has had answered to the Employee’s satisfaction by the Employee’s independent legal counsel all questions that the Employee has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) is signing this Agreement voluntarily and of the Employee’s own free will and agrees to abide by all of the terms and conditions contained herein.

16. Time to Consider; Effectiveness. The Employee understands that the Employee will have twenty-one (21) days from the Termination Date to consider the terms and conditions of this Agreement. The Employee may accept this Agreement by signing it and returning it to the Human Resources department on or before the twenty-first (21st) day following the Termination Date. After executing this Agreement, the Employee shall have seven (7) days (the “Revocation Period”) to revoke this Agreement by indicating the Employee’s desire to do so in writing delivered to the Human Resources department by no later than 5:00 p.m. on the seventh (7th) day after the date that the Employee signs this Agreement. The effective date of this Agreement shall be the eighth (8th) day after the Employee signs this Agreement (the “Effective Date”). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event that the Employee does not accept this Agreement as set forth above, or in the event that the Employee revokes this Agreement during the Revocation Period, this Agreement, including, but not limited to, the obligation of the Company to provide the payments and other benefits referred to herein, shall be deemed automatically null and void.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

CITADEL BROADCASTING CORPORATION

By:	/s/ Farid Suleman	Dated:	12/16/10

Name:	Farid Suleman

Title:	CEO

EMPLOYEE

/s/ Jacquelyn J. Orr	Dated:	12/16/10
Jacquelyn J. Orr

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